Exhibit 3.4

ROSS MILLER                                               Document Number
Secretary of State                                        20100196514-79
206 North Carson Street, Ste 1                            Filing Date and Time
Carson City, Nevada 89701-4299                            03/29/2010 11:50 AM
(775) 684 5708                                            Entity#
Website: www.nvsos.gov                                    E0359582007-1

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF DESIGNATION                                Ross Miller
(PURSUANT TO NRS 78.1955)                                 Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


           CERTIFICATE OF DESIGNATION FOR NEVADA PROFIT CORPORATIONS
                           (PURSUANT TO NRS 78.1955)

1. Name of Corporation:

Bio-Clean

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Five Million (5,000,000) shares of stock, $0.00001 par value per share, are hereby designated Series A Convertible Preferred Stock, having preferences as to dividends and distributions, liquidation rights and conversion rights, as more particularily described in the attachment. The Series A Convertible Preferred Stock shall have voting rights as required by the Nevada Revised Statutes and as set forth in Seciton 5 of the attachment (See Attachment.)

3. Effective date of filing (optional):
(must be no later than 90 days after the certificate is filed)


4. Signature (Required)

/s/
------------------------------
Signature of Officer

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                         (PAR VALUE $0.00001 PER SHARE)
                                       OF
                                 BIO-CLEAN, INC.
                               [GRAPHIC OMITTED]

The undersigned, a duly authorized officer of Bio-Clean, Inc., a Nevada corporation (the "Company"), in accordance with the provisions of Section 78.390 of the Nevada Revised Statues, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors by unanimous written consent pursuant to Section 78.315 of the Nevada Revised Statutes on February 1, 2010:

WHEREAS, pursuant to the Articles of Incorporation of the Company, as amended, the Company is authorized up to One Hundred Million (100,000,000) shares of preferred stock in one or more series; and

WHEREAS, the Board of Directors believes it to be in the best interests of the Company and its stockholders to designate a series of convertible preferred stock to be known as Series A Convertible Preferred Stock, par value of $0.00001 per share (the "Series A Preferred Stock"), consisting of up to Five Million (5,000,000) shares, and fix the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series A Preferred Stock; and.

WHEREAS, no shares of Series A Preferred Stock have been issued and the Board of Directors has determined that it is in the best interest of the Company to create the powers, designations, preferences and relative participating, optional and other special rights for the Series A Preferred Stock; and

RESOLVED, that the Series A Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other special rights.


                                    SECTION 1

                              DESIGNATION AND RANK

1.1. DESIGNATION. This resolution shall provide for a single series of Preferred Stock, the designation of which shall be "Series A Convertible Preferred Stock", par value $0.00001 per share. The number of authorized shares constituting the Series A Preferred Stock is 5,000,000. The Series A Preferred Stock will have a liquidation preference as determined in Section 3.1 below.

1.2. RANK. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series A Preferred Stock shall be senior to the common stock of the Company, par value $0.00001 per share (the "Common Stock"), and senior to all other series of preferred stock.

                                    SECTION 2

                                 DIVIDEND RIGHTS

2.1. DIVIDENDS OR DISTRIBUTIONS. The Series A Preferred Shares shall not be entitled to receipt of any dividend thereon and the Company's Board of Directors shall not declare dividends any in respect of the Series A Preferred Shares.

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                                    SECTION 3

                               LIQUIDATION RIGHTS

3.1. LIQUIDATION PREFERENCE. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a " Liquidation "), before any distribution or payment shall be made to any of the holders of Common Stock or any series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1.00 per share of Series A Preferred Stock (the " Liquidation Amount ") plus all declared and unpaid dividends thereon, for each share of Series A Preferred Stock held by them.

3.2. PRO RATA DISTRIBUTION. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company's Board of Directors.

3.3. MERGER, CONSOLIDATION OR REORGANIZATION. For purposes of this Section 3, a Liquidation shall be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

                                    SECTION 4

                                CONVERSION RIGHTS

4.1. CONVERSION. Each share of Series A Preferred Stock shall be convertible (the "CONVERSION RIGHTS"), at the option of the holder thereof, at any time after the date of issuance of such share (subject to Section 4.5 hereof), at the office of the Company or any transfer agent for the Series A Preferred Stock into that number of shares of Common Stock equal to the Liquidation Amount of such share, i.e., One Dollar ($1.00), based on the lowest closing bid price of the Common Stock for the ten (10) trading days immediately preceding such date of conversion (the "CONVERSION SHARES"). The closing bid price shall be determined using price quotations from the applicable of the NASDAQ, OTCBB or Pink Sheets LLC. The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock, and the Company shall bear any costs related to such issuance

4.2. ADJUSTMENTS. The Conversion Price of the Series A Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

(a) The number of shares of the Series A Preferred Stock, conversion ratio of One share of Series A Preferred Stock being converted into $1.00 of Common Stock, and the conversion price per share shall not be affected by any reverse stock split of the Company. However, in the event of any other reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in Sections 4.2(a) or (b)), the holders of the Series A Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series A Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series A Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series A Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

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(b)  In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Sections 4.2(a) above, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

4.3. PROCEDURES FOR CONVERSION.

(a) In order to exercise conversion rights pursuant to Section 4.1(a) above, the holder of the Series A Preferred Stock to be converted shall deliver an irrevocable written notice of such exercise to the Company or its Transfer Agent, at its principal office by electronic means or written notice by US Mail. Upon completion of conversion, the holder of any shares of Series A Preferred Stock shall, upon any conversion of such Series A Preferred Stock in accordance with this Section 4, surrender certificates representing the Series A Preferred Stock to the Company or its Transfer Agent, at its principal office. The holder shall specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company and its Transfer Agent shall deliver or cause to be delivered certificates free of any restriction representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder of the Series A Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to Section 4.1(a) above. Upon conversion of any shares of Series A Preferred Stock, such shares shall cease to constitute shares of Series A Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.
(b) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Price and such fractional interest.
(c) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series A Preferred Stock, and shall keep the Company's financial statements current at all times in order to comply with any requirements under Rule 144 for the issuance of free trading shares upon conversion. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series A Preferred Stock, then the Company shall call and hold a meeting of the shareholders within 30 days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Holder shall have the right to vote at any shareholder meeting or issue arising requiring consent of his shares on an as converted basis. The Company's Board of Directors shall recommend to shareholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series A Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.4. NOTICES OF RECORD DATE. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series A Preferred Stock:

(a) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in Section
     4.4 above; and

(b) in the case of the matters referred to in Section 4.4 (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material

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     terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

4.5. LIMITATIONS OF CONVERSION. Subject to the Termination Rights specified in
Section 4.5(b) hereof, the Conversion Rights specified herein shall be subject to the following limitations: (i) The holders of the shares of Series A Preferred Stock may exercise their Conversion Rights at any time; and (ii) No holder of the shares of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective 61 days after the date of such notice).

                                    SECTION 5

                                  VOTING RIGHTS

5.1. GENERAL. Except as otherwise provided herein or required by law, the holders of Series A Preferred Stock shall have no other voting rights.

                                    SECTION 6

                                  MISCELLANEOUS

6.1. HEADINGS OF SUBDIVISIONS. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

6.2. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                          [SIGNATURE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed, under penalties of perjury, by Darrin Holman, its President.


                                      Bio- Clean, Inc.




Dated: February 1, 2010               By: /s/Darrin Holman
                                          --------------------------------------
                                          [GRAPHIC OMITTED]
                                          Darrin Holman
                                          President